UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2010

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to the Registrant’s Code of Ethics; Waiver of a Provision of the Code of Ethics.
     On January 8, 2010, the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) adopted an amendment to its Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics was amended to provide that any waivers of the Code of Ethics must be publicly disclosed within four business days. The Board of Directors also approved technical amendments to the Code of Ethics.
     A copy of the amended Code of Ethics is attached hereto as Exhibit 14.1 and will be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.
Item 8.01 Other Events.
     On January 8, 2010, the Board of Directors adopted and approved, based on the recommendation of each of the Audit Committee and the Compensation Committee, technical amendments to the Audit Committee Charter and the Compensation Committee Charter.
     On January 8, 2010, the Board of Directors also adopted and approved, based on the recommendation of the Nominating and Corporate Governance Committee, amendments to the Nominating and Corporate Governance Committee Charter.
     The amended Audit Committee Charter, Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and will each be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

14.1	Code of Business Conduct and Ethics

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	Nominating and Corporate Governance Committee Charter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: January 13, 2010	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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